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                                                                    EXHIBIT 11.1

                     THE PMI GROUP, INC.  AND SUBSIDIARIES

                      COMPUTATION OF NET INCOME PER SHARE
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
                                                            THREE MONTHS
                                                           ENDED MARCH 31,
                                                           ----------------
(In thousands, except per share data)                       1997      1996
                                                            ----      ----
PRIMARY NET INCOME PER SHARE

Adjusted shares outstanding:
  Average common shares outstanding                         34,232     35,010
  Net shares to be issued upon exercise of
    dilutive stock options after applying
    treasury stock method                                      110        116
                                                           -------    -------
  Average shares outstanding                                34,342     35,126
                                                           =======    =======

Net income                                                 $49,172    $36,990
                                                           =======    =======

Primary net income per share                               $  1.43    $  1.05
                                                           =======    =======

FULLY DILUTED NET INCOME PER SHARE

Adjusted shares outstanding:
  Average common shares outstanding                         34,232     35,010
  Net shares to be issued upon exercise of
    dilutive stock options after applying
    treasury stock method                                      110        116
                                                           -------    -------
  Average shares outstanding                                34,342     35,126
                                                           =======    =======

Net income                                                 $49,172    $36,990
                                                           =======    =======

Fully diluted net income per share                         $  1.43    $  1.05
                                                           =======    =======
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